UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2023

Janus International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Janus International Blvd., Temple, GA 30179

(Address of Principal Executive Offices) (Zip Code)

(866) 562-2580

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2023, Janus International Group, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Clearlake Capital Partners IV (AIV-Jupiter), L.P., Clearlake Capital Partners IV (Offshore), L.P., Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., Clearlake Capital Partners V, L.P., Clearlake Capital Partners V (Offshore), L.P., and Clearlake Capital Partners V (USTE), L.P. (collectively, the “Selling Stockholders”) and Jefferies LLC (the “Agent”). Pursuant to the terms of the Sale Agreement, the Selling Stockholders may sell, from time to time, up to 52,124,738 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The sales, if any, of shares of Common Stock made under the Sale Agreement may be made in sales deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange, on any other existing trading market for our Common Stock, or to or through a market maker. Sales of shares of Common Stock may also be made by any method permitted by law, including, but not limited to, in privately negotiated transactions. The Agent will use its commercially reasonable efforts consistent with normal trading and sales practices to solicit offers to purchase shares of Common Stock, on mutually agreed terms between the Agent and the Selling Stockholders. The Company will not receive any proceeds from the sale of shares of Common Stock, if any, by the Selling Stockholders, including pursuant to any forward sale agreement.

The Selling Stockholders will pay the Agent a commission of three percent (3.0%) of the aggregate gross proceeds the Selling Stockholders receive from each sale of Common Stock, which may come in the form of a reduction to the amounts received by the Selling Stockholders in settlement of any forward sale agreement. The Selling Stockholders have no obligation to sell any shares under the Sale Agreement and the Company or Selling Stockholders may, at any time, suspend the offering of shares under the Sale Agreement.

We have been advised that the Selling Stockholders may enter into forward sale agreements in respect of the sale of up to 52,124,738 shares of our Common Stock with the Agent and/or one of its affiliates (which we refer to in such capacity as the forward counterparty). We have been advised that, in order to hedge its obligations under any forward sale agreement, if consummated, the forward counterparty may borrow shares of our Common Stock from the Selling Stockholders or from unrelated stock lenders, and the forward counterparty or its affiliates will sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (ii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the New York Stock Exchange or sales made into any other existing trading market for our Common Stock.

The Sale Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, the Selling Stockholders and the Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Shares will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-257731), which was filed with the Securities and Exchange Commission on April 24, 2023 and was deemed effective on May 2, 2023.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the Sale Agreement is only a summary and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Open Market Sale Agreement, dated as of May 15, 2023, by and among Janus International Group, Inc., Clearlake Capital Partners IV (AIV-Jupiter), L.P., Clearlake Capital Partners IV (Offshore), L.P., Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., Clearlake Capital Partners V, L.P., Clearlake Capital Partners V (Offshore), L.P., Clearlake Capital Partners V (USTE), L.P. and Jefferies LLC.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023	Janus International Group, Inc.

	By:	/s/ Anselm Wong
	Name:	Anselm Wong
	Title:	Chief Financial Officer